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                                                                       EXHIBIT j


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-1A of our five reports each dated December 12, 2002, relating to the financial statements and financial highlights of the five funds constituting AIM International Funds, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.


PricewaterhouseCoopers LLP

Houston, Texas
July 7, 2003